Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Corsair Gaming, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024 (the “Report”), Andrew J. Paul, Chief Executive Officer of the Company, and Michael G. Potter, Chief Financial Officer of the Company, each certify, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 26, 2025	By:	/s/ Andrew J. Paul
Andrew J. Paul
Chief Executive Officer (Principal Executive Officer)

Date: February 26, 2025	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)